UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2021

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300 Westlake Village, CA	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2021, MannKind Corporation (“MannKind”) and United Therapeutics Corporation (“United Therapeutics”) entered into an amendment (the “Amendment”) to the commercial supply agreement, dated August 12, 2021, by and between MannKind and United Therapeutics (the “Supply Agreement”) to, among other things, extend the term of the Supply Agreement and amend the non-renewal notification periods. Under the amended Supply Agreement, unless earlier terminated, the term of the Supply Agreement continues until December 31, 2031 and is thereafter renewed automatically for additional, successive two-year terms unless (i) United Therapeutics provides notice to MannKind at least 24 months in advance of such renewal that United Therapeutics does not wish to renew the Supply Agreement or (ii) MannKind provides notice to United Therapeutics at least 48 months in advance of such renewal that MannKind does not wish to renew the Supply Agreement.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Item 8.01. Other Events.

On October 18, 2021, MannKind issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) issued a complete response to United Therapeutics regarding the New Drug Application (“NDA”) for Tyvaso DPI™ for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. The FDA declined to approve the NDA at this time, noting only one deficiency related to an open inspection issue at a third-party analytical testing center for treprostinil, the active ingredient of Tyvaso DPI. The complete response did not pertain to MannKind, and no issues were cited by the FDA as it relates to MannKind’s facility in Connecticut for manufacture, testing and packaging of finished Tyvaso DPI, including its associated device.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: October 18, 2021	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary